Exhibit 99.1
EMPLOYMENT AGREEMENT
BY AND BETWEEN
FIRSTMERIT CORPORATION
AND
PAUL GREIG
Effective May 15, 2006 (“Effective Date”), FirstMerit Corporation (“Corporation”), an Ohio corporation, and Paul Greig (“Executive”), collectively, the “Parties,” enter into this employment agreement to describe the terms and conditions of the Executive’s employment with the Corporation. By signing this Agreement, the Executive specifically represents that he is fully able to assume the duties described in this Agreement as of the Employment Date (as defined below) and is under no obligation or condition that would prevent him from doing so. Although this Agreement is effective as of the Effective Date, it will automatically be revoked as of the Effective Date (other than as described in this section) and all amounts paid to the Executive before that revocation will be restored to the Corporation [1] if, without the specific written consent of the Corporation, the Executive fails to begin active employment with the Corporation no later than June 5, 2006 (“Employment Date”) or [2] on or after the Effective Date, the Executive is unable by reason of an employment or similar agreement (other than the Agreement) to perform the services described in this Agreement.
ARTICLE 1 TERM OF AGREEMENT
This Agreement will remain in effect from the Employment Date until May 31, 2009 (“Initial Term”), unless it terminates at an earlier date as provided in this Agreement or unless, before June 1, 2008, either Party delivers to the other a written “Notice of Intent Not To Renew” specifying the date this Agreement will terminate. If a Notice of Intent Not To Renew is delivered before June 1, 2008, this Agreement will expire at the end of the Initial Term. However, if a Notice of Intent Not To Renew is not delivered before June 1, 2008, this Agreement will continue for additional one year periods (“Additional One-Year Terms”) unless either party delivers to the other a written Notice of Intent Not To Renew at least 12 months before the beginning of the then Additional One-Year Term. For purposes of this Agreement, the Initial Term and any Additional One-Year Terms will be referred to collectively as the “Term.” Section 5.07 will apply to any termination of this Agreement through a Notice of Intent Not To Renew.
ARTICLE 2 EXECUTIVE’S DUTIES
2.01 During the Term, the Executive agrees:
[1] To serve as President and Chief Executive Officer of the Corporation and to perform the services customarily performed by persons in a similar executive capacity.
[2] Subject to Section 5.05, to discharge any other duties and responsibilities that the Corporation’s Board of Directors (“Board”) assigns to him from time to time.

[3] To serve as an officer and, if elected, as a director of the Corporation, and of any other entity that is related through common ownership to the Corporation (all entities related through common ownership to the Corporation are called “Group Members” and the Corporation and all Group Members collectively are called “Group”). The Corporation will nominate Executive as a director of the Corporation at the July 2006 Board meeting.
[4] Except for periods of absence because of illness, vacations of reasonable duration and any leaves of absence approved by the Board or during the pendency of any disputes arising under Sections 5.04 and 5.05, to:
[a] Devote his full attention and energies to promoting the Group’s business;
[b] Fulfill the obligations described in this Agreement; and
[c] Exercise the highest degree of loyalty and the highest standards of conduct in the performance of his duties.
[5] In addition to the obligations described in Article 6, not to engage in any other business activity, whether or not for gain, profit or other pecuniary advantage, that does not involve promoting the Corporation’s, the Group’s or any Group Member’s business. However, the Executive may serve as a director of companies that are not Group Members if that service:
[a] Does not violate any term or condition of this Agreement;
[b] Does not injure the Group or any Group Member;
[c] Is not prohibited by law or by rules adopted by any Group Member; and
[d] Is approved in advance by the Board.
2.02 The restrictions described in Section 2.01[5] will not be construed to prevent the Executive from:
[1] Investing his personal assets in [a] businesses that do not compete or do business with any Group Member and do not require the Executive to perform any services connected with the operation or affairs of the businesses in which the investment is made or [b] stocks or corporate securities described in Section 6.02 but subject to the limits described in that section; or
[2] Participating in, or serving as a trustee or director of, civic and charitable organizations or activities, but only if this activity does not materially interfere with the performance of his duties under this Agreement.
2.03 The Executive will report directly and solely to the Board.

ARTICLE 3 EXECUTIVE’S COMPENSATION
3.01 During the Term and subject to this section and to Article 5:
[1] The Corporation will pay to the Executive a “Base Salary” at an annualized rate of $650,000, prorated to reflect partial calendar months and years of employment and paid in installments that correspond with the Corporation’s normal payroll practices, but in any event not less frequently than monthly. During the Term, Base Salary will not be reduced below $650,000 without the Executive’s written consent but may be increased during the Term at the discretion of the Board of Directors. In the event Base Salary is increased, the increased Base Salary will not be reduced below that amount without the Executives written consent.
[2] Also, and as an inducement to enter into this Agreement, as soon as practicable after the Employment Date, the Corporation will [a] make to the Executive a single lump sum payment of $100,000 (less lawful payroll deductions and taxes); and [b] subject to the terms of Article 5 of this Agreement and the Corporation’s shareholder-approved equity plan and the associated award agreement, issue to the Executive 28,000 restricted shares of its common stock, with the restrictions on which shall lapse on May 31, 2009 (subject to the provisions of Article 5).
[3] During the Term, the Executive may participate in any long-term or short-term cash bonus program that the Corporation adopts or maintains for its senior executives and will be assigned a target bonus of no less than 85 percent of his Base Salary. Except for the commitment just made (and that provided in Section 3.01[4]), the amount of and conditions placed on the Executive’s participation in these programs and on the bonus amount will be established by the Board’s Compensation Committee subject to the terms of the plan or program through which it may be earned and other related documents and procedures governing that grant. In the event that the other conditions of the programs are met and a bonus payment is earned, any payment under this Section 3.01[3] will be paid to the Executive no later that March 15 of the year following the bonus year.
[4] For the Corporation’s 2006 fiscal year, the Corporation will pay to the Executive an incentive cash bonus of not less than $400,000 (less lawful payroll deductions and taxes) but only if he is actively employed by the Corporation on the last day of the fourth fiscal quarter beginning in 2006. The cash incentive bonus for fiscal year 2006 will be paid to the Executive no later than March 15, 2007.
[5] The Executive may participate in the health, welfare and retirement benefit programs (whether or not tax-qualified) provided to the Corporation’s senior executives (subject to the terms and conditions of the programs, a description of each of which has been given to the Executive), as these programs may from time to time be amended or modified by the Board or the Board’s Compensation Committee.
[6] The Executive will receive the perquisites that are made available to the Corporation’s other senior executives (and will receive 29 paid time-off days under the

Corporation’s paid-time-off program). Also, the Corporation will pay the initiation fees and monthly dues associated with the Executive’s membership fees in one country club located within 15 miles of the Corporation’s headquarters. Except as provided in Article 4.00, the Executive will be personally responsible for any costs associated with his use of these country club facilities.
3.02 Subject to the terms of this section, Article 5 of this Agreement, the Corporation’s shareholder-approved equity plan and the award agreement associated with the grant and as an inducement to enter into this Agreement, as soon as practicable after the Employment Date:
[1] The Corporation will issue to the Executive 30,000 restricted shares of its common stock. The restrictions imposed on these shares will lapse on May 31, 2009 (subject to the provisions of Article 5).
[2] The Corporation will grant to the Executive nonstatutory stock options to purchase 50,000 shares of the Corporation’s common stock. The stock options will bear an exercise price equal to the fair market value on the date of the grant. The stock options will have an exercise period of ten years, exercisable as provided in the following schedule and subject to the provisions of Article 5:

	Second anniversary of Employment
First anniversary of Employment Date	Date	May 31, 2009
16,667	16,666	16,667
[3] The Executive also will be eligible to participate otherwise in any equity compensation plan subject to the terms of that plan and to the extent deemed appropriate by the Board’s Compensation Committee.
3.03 Subject to its availability at standard rates, the Corporation will reimburse the Executive each year for the annual premiums he incurs upon his acquisition of a variable, whole life insurance policy with a face value of $1,500,000 and also will distribute to the Executive 40 percent of the amount of any premiums taxable to him on account of this policy. The Executive will be the owner of the policy.
3.04 The Corporation will reimburse the Executive for reasonable relocation expenses in accordance with the November 2004 relocation policy and at the Executive Committee level. In addition, the Corporation will distribute to the Executive 40 percent of any portion of this reimbursement that is not deductible by the Executive when calculating his tax liability.
ARTICLE 4 BUSINESS-RELATED EXPENSES
The Corporation will pay (or reimburse) the Executive for all reasonable, ordinary and necessary expenses that he incurs to perform his duties under this Agreement. Reimbursement will be made within 30 days after the date the Executive submits appropriate evidence of the expenditure (and all other information required under the Corporation’s business expense reimbursement policy) to the Corporation and otherwise complies with reimbursement procedures the Corporation applies to its other senior executives.
ARTICLE 5 TERMINATION OF EMPLOYMENT DURING TERM OF AGREEMENT
5.01 Termination of Employment Due to Death or Disability. Except as otherwise provided in this Agreement and subject to any restrictions imposed under Section §409A of the Internal Revenue Code of 1986, as amended (“Code”), the terms of this section will apply if the Executive dies or becomes Disabled during the Term and before a written notice of termination is given under any other section of this Agreement. However, if the Executive dies or becomes Disabled after a written notice of termination has been given under any other section of this article (and while that notice is still in effect), he or his beneficiary will receive the amounts calculated under the section of this Agreement under which that written notice of termination was given but only if the payments described in that section would have been due if the Executive had not died or become Disabled, determined as if any “cure period” had expired on the day before the date the Executive dies or becomes Disabled.
[1] This Agreement will terminate as of the date the Executive dies or becomes Disabled and the Corporation will pay or cause to be paid to the Executive (or to his beneficiary if the Executive is dead):
[a] Any unpaid installments of his Base Salary, calculated to the end of the payroll period during which he terminates employment because of death or Disability; and
[b] Any bonus earned with respect to the previous year but not yet paid, and the pro rata portion of a bonus for the current year, determined by multiplying the “target” cash bonus amount most recently established by a fraction, the numerator of which is the number of days in the calendar year preceding the date of death or disability and the denominator of which is 365; and
[c] Any amounts the Executive is entitled to receive under the terms of any employee benefit plan described in Section 3.01[5] and, in the case of death, under the insurance policy described in Section 3.03.
Also, the Executive will retain the life insurance policy described in Section 3.03 (although no further payments will be due from the Corporation under Section 3.03) and the Corporation will have no interest in that policy or its proceeds.
[2] All the Executive’s outstanding stock options and other cash and equity incentive grants will be exercisable (or applicable restrictions will lapse) to the extent provided under the terms relating to terminations of employment for similar reasons contained in the plan and the award agreement through which they were granted or as otherwise provided in Section 5.06. The award agreements issued to the Executive will provide that all outstanding time-based options and restricted stock awards pursuant to Sections 3.01[2], and 3.02 will become vested as of the termination date and the Executive will have an exercise period equal to the shorter of the expiration date of each outstanding award, without regard to the effect of any termination of employment, or five years after termination.
[3] For purposes of this section, the Executive will be deemed to have terminated employment on the date of his death or the date he is determined to have become Disabled.
[4] “Disability” or “Disabled” has the same meaning given to the term “disability” under the Corporation’s long-term disability plan as in effect on the Effective Date, whether or not the Executive participates in that plan on the Employment Date or subsequently and whether or not that plan is amended or terminated before the Executive’s Disability arises.
[5] Except as otherwise provided in the program through which they are paid or in the Agreement, all amounts payable under this section will be:
[a] Paid in accordance with the Corporation’s payroll procedures (in the case of Base Salary) or on the date payable under the terms relating to terminations of employment for similar reasons contained in the program on which they are based; and
[b] If the Executive terminates on account of Disability but dies before all payments due under this section have been paid, the unpaid amount will be paid to the Executive’s beneficiary under the procedures described in Section 10.07.
5.02 Voluntary Termination of Employment Without Good Reason. The Executive may voluntarily terminate his employment at any time during the Term without Good Reason (as defined in Section 5.05[6]) by giving the Corporation written notice of his intention to do so. This notice will be effective 180 days after it is given unless the Parties mutually agree to accelerate this termination date (“Voluntary Termination Date”). If the Executive voluntarily terminates his employment without Good Reason (including initiating a termination on account of retirement) and, subject to Section 5.06 and to any restrictions imposed under Code §409A, the terms of this section will apply regardless of any other event (other than as provided in Section 5.06) that occurs after the delivery of the notice of intent to terminate without Good Reason.
[1] This Agreement will terminate on the Voluntary Termination Date and the Corporation will pay or cause to be paid to the Executive the sum of:
[a] Any unpaid installments of his Base Salary, calculated to the end of the payroll period during which his Voluntary Termination Date occurs; and
[b] Any amounts the Executive is entitled to receive under the terms of any employee benefit plan described in Section 3.01[5].

Also, the Executive will retain the life insurance policy described in Section 3.03 (although no further payments will be due from the Corporation under Section 3.03) and the Corporation will have no interest in that policy or its proceeds.
For purposes of this Agreement, a termination initiated by the Executive after qualifying for retirement under any deferred compensation plan (whether or not tax-qualified) maintained by the Corporation will be treated as a voluntary termination under this section.
[2] All the Executive’s outstanding stock options and other cash and equity incentive grants will be exercisable (or applicable restrictions will lapse) to the extent provided under the terms relating to terminations of employment for similar reasons contained in the plan and the award agreement through which they were granted or as otherwise provide in Section 5.06.
[3] Except as otherwise provided in the program through which they are paid or in the Agreement, all amounts payable under this section will be:
[a] Paid in accordance with the Corporation’s payroll procedures (in the case of Base Salary) or on the date payable under the terms relating to comparable terminations of employment for similar reasons contained in the program on which they are based; and
[b] If the Executive dies before all payments due under this section have been paid, the unpaid amount will be paid to the Executive’s beneficiary under the procedures described in Section 10.07.
5.03 Termination of Employment by Corporation Without Cause. The Corporation may terminate the Executive’s employment without Cause (as defined in Section 5.04[4]) at any time during the Term by giving the Executive written notice of its intention to do so. This notice will be effective 90 days after it is given unless the Parties mutually agree to accelerate this termination date (“Involuntary Termination Date”), and subject to Section 5.06 and to any restrictions imposed under Code §409A, the terms of this section will apply regardless of any other event (other than as provided in Section 5.06) that occurs after the delivery of the notice of intent to terminate the Executive without Cause.
[1] This Agreement will terminate as of the Involuntary Termination Date.
[2] The Corporation will pay or cause to be paid or made available to the Executive:
[a] Any unpaid installments of his Base Salary, calculated to the end of the payroll period during which his Involuntary Termination Date occurs;
[b] The value of any accrued but unused paid-time-off, calculated under the terms of the Corporation’s paid-time-off policy for similar events;

[c] Continuation of Base Salary at the rate then in effect for 12 months following the Involuntary Termination Date;
[d] A lump sum payment as soon as practicable following the Involuntary Termination Date equal to the “target” cash bonus amount most recently established before the Involuntary Termination Date;
[e] In addition to the payments described in Section 5.03[2][c], continuation of Base Salary for 24 months beginning on the Involuntary Termination Date in consideration of the obligations assumed under Article 6. In the event Executive breaches the obligations contained under Article 6, the obligation to pay continuation of Base Salary under this Section 5.03[e] terminates;
[f] In addition to the payments described in Section 5.03[2][d], lump sum payments (less lawful payroll deductions and taxes) as soon as practicable following the first and second anniversaries of the Involuntary Termination Date each equal to the “target” cash bonus amount most recently established before the Involuntary Termination Date and also in consideration of the obligations assumed under Article 6. In the event Executive breaches the obligations contained under Article 6, the obligation to pay the lump sum payments under this Section 5.03[f] terminates;
[g] At the Corporation’s expense, [i] continuation of medical and dental coverage for 36 months after the Involuntary Termination Date at a level equivalent to that provided before the Involuntary Termination Date and [h] continuation of the premium to be paid in three annual payments (and the additional 40 percent payment) as described in Section 3.03; and
[i] Executive will be credited with two (2) additional years of service under the SERP.
Also, the Executive will retain the life insurance policy described in Section 3.03 and the Corporation will have no interest in that policy or its proceeds.
[3] All the Executive’s outstanding stock options and other cash and equity incentive grants will be exercisable (or applicable restrictions will lapse) to the extent provided under the terms relating to terminations for similar reasons contained in the plan and the award agreements through which they were granted or as otherwise provided in Section 5.06. The award agreements issued to the Executive will provide that all outstanding time-based options and restricted stock awards pursuant to Sections 3.01[2], and 3.02 will become vested as of the termination date and the Executive will have an exercise period equal to the shorter of the expiration date of each outstanding award, without regard to the effect of any termination of employment, or five years after termination.

[4] The Executive will receive any other benefits he is entitled to receive under the terms of any benefit program described in Section 3.01[5].
[5] Except as otherwise provided in the program through which they are paid or in the Agreement, all amounts payable under this section will be:
[a] Paid in accordance with the Corporation’s payroll procedures (in the case of Base Salary) or on the date payable under the terms relating to comparable terminations of employment for similar reasons contained in the program on which they are based; and
[b] If the Executive dies before all payments due under this section have been paid, the unpaid amounts will be paid to the Executive’s beneficiary under the procedures described in Section 10.07.
It is specifically understood that delivery of a Notice of Intent Not To Renew by the Corporation under Article 1 is not itself a notice of involuntary termination without Cause under this section.
5.04 Termination of Employment by Corporation for Cause. The Corporation may terminate the Executive’s employment for Cause at any time during the Term by giving the Executive written notice of its intention to do so. This notice will be effective on the date it is given (“For Cause Termination Date”). If this notice is given, subject to any restrictions imposed under Code §409A, the terms of this section will apply regardless of any other event that may occur after the delivery of the written notice of termination for Cause.
[1] This Agreement will terminate as of the For Cause Termination Date.
[2] The Corporation will pay or cause to be paid or made available to the Executive:
[a] Any unpaid installments of his Base Salary, calculated to the end of the payroll period during which the For Cause Termination Date occurs; and
[b] Any amounts the Executive is entitled to receive under the terms of any employee benefit plan described in Section 3.01[5].
Also, the Executive will retain the life insurance policy described in Section 3.03 (although no further payments will be due from the Corporation under Section 3.03) and the Corporation will have no interest in that policy or its proceeds.
[3] All the Executive’s outstanding stock options and other cash and equity incentive grants will be exercisable (or applicable restrictions will lapse) to the extent provided under the terms relating to terminations of employment for similar reasons contained in the plan and the award agreements through which they were granted or as otherwise provided in Section 5.06.
[4] “Cause” means one or more of the following acts of the Executive:

[a] Any act of fraud, intentional misrepresentation, embezzlement, misappropriation or conversion by the Executive of the assets or business opportunities of the Group, the Corporation or any Group Member;
[b] Conviction of the Executive of (or plea by the Executive of guilty to) a felony (or a misdemeanor that originally was charged as a felony but was reduced to a misdemeanor as part of a plea bargain) or intentional and repeated violations by the Executive of the Corporation’s written policies or procedures;
[c] Disclosure, other than through mere inadvertence or other than acting in the course and scope of duties or pursuant to a subpoena, to unauthorized persons of any Confidential Information (as defined below);
[d] Intentional and material breach of any contract with or violation of any legal obligation owed to the Group, the Corporation or any Group Member provided that a breach shall be considered intentional and material only if Executive fails to cure to the best of Executive’s ability such breach within 30 days after delivery to Executive of a notice from the Board specifying such breach;
[e] The Executive’s [i] willful and intentional failure by Executive to materially comply (to the best of his ability) with a specific, written direction of the Board that is consistent with normal business practice and not inconsistent with this Agreement and Executive’s responsibilities hereunder, provided that a failure shall be considered willful only if Executive fails to cure to the best of Executive’s ability any such failure to materially comply with such written direction of the Board within 30 days after delivery to Executive of a notice from the Board specifying any such failure; and further provided that any such failure shall not be deemed willful or intentional if based on Executive’s good faith belief, as expressed by written notice to the Board given within 30 days after such failure, that the implementation of such direction of the Board would be unlawful or unethical and such notice is accompanied by the opinion of nationally recognized corporate counsel that such implementation would be unlawful or unethical, [ii] willful engagement in gross misconduct materially and demonstrably injurious to the Group, the Corporation or any Group Member or [iii] Executive’s material breach of this Agreement, provided that such breach is not cured within 30 days after delivery to Executive of a notice from the Board requesting cure;
[f] Any intentional cooperation with any party attempting to effect a Change in Control (as defined in the Executive’s Change in Control and Displacement Agreements) unless [i] the Board has approved or ratified that action before the Change in Control or [ii] that cooperation is required by law.
However, Cause will not arise solely because the Executive is absent from active employment during periods of paid-time-off, consistent with the Corporation’s applicable paid-time-off policy, sickness or illness or while suffering from an incapacity due to physical or mental illness, including a condition that does or may result in a Disability or other period of absence initiated by the Executive and approved by the Corporation.
It also is specifically understood that delivery by the Corporation of a Notice of Intent Not To Renew under Article 1 is not itself a notice of termination for Cause under this section.
The Company may not terminate Executive’s employment for Cause unless:
(i) no fewer than 30 days prior to the For Cause Termination Date, the Company provides Executive with written notice (the “Notice of Consideration”) of its intent to consider termination of Executive’s employment for Cause, including a detailed description of the specific reasons which form the basis for such consideration, provided, however, that after providing Notice of Consideration, the Board may, by the affirmative vote of 75% of its members (excluding for this purpose Executive if he is a member of the Board), suspend Executive with pay until a final determination pursuant to this Section 5.04 has been made;
(ii) on a date designated in the Notice of Consideration, which date shall be at least 30 days following the date the Notice of Consideration is provided, Executive shall have the opportunity to appear before the Board, with or without legal representation, at Executive’s election, to present arguments and evidence on his own behalf; and
(iii) following the presentation to the Board as provided in Subparagraph (ii) above or Executive’s failure to appear before the Board at the date and time specified in the Notice of Consideration, Executive may be terminated for Cause only if the Board, by a 75% vote of its members (excluding Executive if he is a member of the Board), determines that the actions or inactions of Executive specified in the Notice of Termination occurred, that such actions or inactions constitute Cause, and that Executive’s employment should accordingly be terminated for Cause. If the requisite 75% vote under this Subparagraph (iii) is not obtained, the Executive will be deemed to have met the definition of Good Reason as described in Section 5.05[6]j.
[5] “Confidential Information” means any and all information (other than information in the public domain) related to the Group’s, the Corporation’s or any Group Member’s business, including all processes, inventions, trade secrets, computer programs, technical data, drawings or designs, information concerning pricing and pricing policies, marketing techniques, plans and forecasts, new product information, information concerning methods and manner of operations and information relating to the identity and location of all past, present and prospective customers and suppliers.

[7] Except as otherwise provided in the program through which they are paid or in the Agreement, all amounts payable under this section will be:
[a] Paid in accordance with the Corporation’s payroll procedures (in the case of Base Salary) or on the date payable under the terms relating to comparable terminations of employment for similar reasons contained in the program on which they are based; and
[b] If the Executive dies before all payments due under this section have been paid, the unpaid amount will be paid to the Executive’s beneficiary under the procedures described in Section 10.07.
5.05 Termination of Employment by the Executive for Good Reason. The Executive may terminate his employment at any time during the Term for Good Reason by giving the Corporation written notice of his intention to do so. This notice must describe, in reasonable detail, the reasons for which the Executive believes he has Good Reason to terminate his employment. If, during the ensuing 30 days or, if shorter, the remainder of the Term (“Cure Period”), the Corporation cures the condition cited by the Executive, no termination will occur under this section. However, if the Corporation does not cure the condition cited by the Executive during the Cure Period, this Agreement will terminate at the end of the Cure Period (“Good Reason Termination Date”) and, subject to Section 5.06 and to any restrictions imposed under Code §409A, the terms of this section will apply regardless of any other event (other than as provided in Section 5.06) that occurs after the delivery of the written notice of intent to terminate for Good Reason.
[1] This Agreement will terminate as of the Good Reason Termination Date.
[2] The Corporation will pay or make available:
[a] Any unpaid installments of his Base Salary, calculated to the end of the payroll period during which his Good Reason Termination Date occurs;
[b] The value of any accrued but unused paid-time-off, calculated under the terms of the Corporation’s paid-time-off policy for similar events;
[c] Continuation of Base Salary at the rate then in effect for 12 months following the Good Reason Termination Date;
[d] A lump sum payment (less lawful payroll deductions and taxes)as soon as practicable following the Good Reason Termination Date equal to the “target” cash bonus amount most recently established before the Good Reason Termination Date;
[e] In addition to the payments described in Section 5.05[2][c], continuation of Base Salary for 24 months beginning on the Good Reason Termination Date and in consideration of the obligations assumed under Article 6. In the event

Executive breaches the obligations contained under Article 6, the obligation to pay continuation of Base Salary under this Section 5.05[e] terminates;
[f] In addition to the payments described in Section 5.05[2][d], lump sum payments (less lawful payroll deductions and taxes)as soon as practicable following the first and second anniversaries of the Good Reason Termination Date each equal to the “target” cash bonus amount most recently established before the Good Reason Termination Date and also in consideration of the obligations assumed under Article 6. In the event Executive breaches the obligations contained under Article 6, the obligation to pay the lump sum payments under this Section 5.03[f] terminates; and
[g] At the Corporation’s expense, [i] continuation of medical and dental coverage for 36 months after the Good Reason Termination Date at a level equivalent to that provided immediately before the Good Reason Termination Date and [ii] continuation of the premium to be paid in three annual payments (and the additional 40 percent payment) as described in Section 3.03; and
[h] Executive will be credited with two (2) additional years of service under the SERP.
Also, the Executive will retain the life insurance policy described in Section 3.03 and the Corporation will have no interest in that policy or its proceeds.
[3] All the Executive’s outstanding stock options and other cash and equity incentive grants will be exercisable (or applicable restrictions will lapse) to the extent provided under the terms relating to terminations of employment for similar reasons contained in the plan and the award agreement through which they were granted or as otherwise provided in Section 5.06. The award agreements issued to the Executive will provide that outstanding time-based options and restricted stock awards pursuant to Sections 3.01[2], and 3.02 will become vested as of the termination date and the Executive will have an exercise period equal to the shorter of the expiration date of each outstanding award, without regard to any termination of employment, or five years after termination.
[4] The Executive will receive any other benefits he is entitled to receive under the terms of any benefit program described in Section 3.01[5].
[5] Except as otherwise provided in the program through which they are paid or in the Agreement, all amounts payable under this section will be:
[a] Paid in accordance with the Corporation’s payroll procedures (in the case of Base Salary) or on the date payable under the terms relating to comparable terminations of employment for similar reasons contained in the program on which they are based; and

[b] If the Executive dies before all payments due under this section have been paid, the unpaid amounts will be paid to the Executive’s beneficiary under the procedures described in Section 10.07.
[6] “Good Reason” means any of the following to which the Executive has not consented in writing:
[a] Any breach of this Agreement by or on behalf of the Group, the Corporation or any Group Member;
[b] A reduction in the Executive’s title, duties, responsibilities or status, as compared to either [i] the Executive’s title, duties, responsibilities or status on the Employment Date or [ii] any enhanced or increased title, duties, responsibilities or status assigned to the Executive after the Employment Date;
[c] The assignment to the Executive of duties that are inconsistent with [i] the Executive’s office as of the Employment Date or [ii]] any more senior office to which the Executive is promoted after the Employment Date;
[d] Failure to both nominate and elect Executive as a director of the Corporation at the July 2006 Boad meeting; failure to appoint Executive as President and Chief Executive Officer of the Corporation; or modification of his reporting responsibilities described in Section 2.03
[e] During any calendar year ending during the Term (or any fractional calendar year ending within the Term), any reduction [other than a reduction that is attributable to any termination for death, Disability or Cause, voluntary termination by the Executive other than for Good Reason or for any period of temporary absence protected by law or initiated by the Executive and approved by the Corporation] in Base Salary for the calendar year ending before the Good Reason Termination Date;
[f] A requirement that the Executive relocate to a principal office or worksite (or accept indefinite assignment) to a location more than 50 miles distant from Akron, Ohio;
[g] The Corporation’s [i] failure to continue in effect any material fringe benefit or compensation plan, retirement or deferred compensation plan, life insurance plan, health and accident plan, sick pay plan or disability plan in which the Executive is participating or [ii] modification of any of the plans or programs just described that adversely affects the potential value of the Executive’s benefits under those plans (other than value associated solely with the performance of investments the Executive controls). However, [iii] this section will not apply to any of the acts just enumerated that are applied to or which affect all other participants in any program or plan and [iv] Good Reason will not arise under this subsection solely because [A] the Corporation terminates or modifies any of the programs just described solely to comply with applicable law but only to the extent required to meet applicable legal standards, [B] a plan or benefit program expires under self-executing terms contained in that plan or [C] the Corporation replaces a plan or program with a successor plan or program of equal or equivalent value to the Executive;
[h] For the duration of any period of any absence from active employment, failure to provide or continue for the Executive any benefits (including disability benefits) available to employees who are absent from active employment (including because of Disability) under programs maintained by the Corporation on the date the absence (including Disability) begins;
[i] While the Executive is unable to perform normally assigned duties because of a physical or mental condition and before his Disability is established under Section 5.01[4], the Corporation terminates the Executive before the period required to establish the Executive’s Disability;
[j] The Corporation unsuccessfully attempts to terminate the Executive for Cause;
[k] The Corporation fails to obtain an assumption of its obligations under this Agreement by any successor, regardless of whether that other entity becomes a successor to the Corporation as a result of a merger, consolidation, sale of assets or any other form of reorganization; or
[l] Any attempted termination of the Executive’s employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 5.00.
It is specifically understood that delivery by the Corporation of a Notice of Intent Not To Renew under Article 1 is not itself “Good Reason” under this Agreement.
5.06 Termination of Employment Following a Change in Control.
[1] Amounts payable to the Executive upon a “Change in Control” will be governed by a separate “Change in Control Agreement” and “Displacement Agreement” (collectively, “Change Agreements”), a copy of each of which has been given to the Executive. The definition of “Cause” (5.04[4]) and the definition of “Good Reason” (5.05[6]) contained herein shall supercede, be incorporated into and constitute the definitions of Cause and Good Reason under the Change Agreements (provided that if anything constitutes Good Reason under the Change Agreements and is not Good Reason under this Agreement, the Change Agreements provisions shall be applicable for purposes of the Change Agreements). These benefits will be due under the terms and subject to the conditions that are incorporated from time to time in the Change Agreements, provided, however, that the applicable obligations described in Article 6 will continue to apply, subject to payment of the amounts described in

Sections 5.03[2][e] and [f] or 5.05[2][e] and [f], whichever is applicable. However, if the Executive is or becomes entitled to receive payments and benefits under this Agreement and under either of the Change Agreements, he will be entitled only to receive the larger of the payments and benefits due under this Agreement or under the Change in Control or Displacement Agreements; this comparison will be made separately with respect to each type of benefit.
[2] If any payment or benefit under this Agreement generates an excise tax under Code §4999, the Corporation will apply the same procedures for these purposes that are applicable under the Executive’s Change in Control and Displacement Agreements, whether or not the event generating these excise taxes is a “change in control” under those agreements.
5.07 Termination of Agreement for Any Other Reason. Except as provided in Section 5.06, if this Agreement terminates through a Notice of Intent Not to Renew (as described in Article 1) or for any other reason not otherwise described in this Agreement, the Executive will be entitled to the benefits described in Section 5.02 as if the Executive had terminated employment voluntarily and without Good Reason on the date this Agreement terminates and the following:
[a] continuation of Base Salary for 12 months beginning on the date this Agreement terminates, in consideration of the obligations assumed under Article 6. In the event Executive breaches the obligations contained under Article 6, the obligation to pay continuation of Base Salary under this Section 5.07[a] terminates; and
[b] a lump sum payment as soon as practicable following the date this Agreement terminates, equal to the “target” cash bonus amount most recently established before the termination date in consideration of the obligations assumed under Article 6. In the event Executive breaches the obligations contained under Article 6, the obligation to pay the lump sum payment under this Section 5.07[b] terminates.
5.08 Effect of Other Severance Benefits. Regardless of any other provision of this Agreement, all amounts paid under this Article 5 will be in lieu of any amounts payable to the Executive from any other broad based severance program in which the Executive participates.
5.09 Effect of Multiple Termination Events. Except as provided otherwise in this Agreement (including the Change Agreements), the Executive will never be entitled to benefits or payment under more than one section of this article and will receive the benefits and payments attributable to the first termination event to occur the effects of which are described in this article.
ARTICLE 6 POST-TERMINATION OBLIGATIONS

6.01 For a period of 24 full calendar months after the Executive’s employment terminates for any reason (or 12 full calendar months after termination pursuant to Section 5.07), he will not directly or indirectly engage in, assist or have an active interest in (whether as proprietor, partner, investor, shareholder, officer, director or any type of principal whatsoever) or enter the employment of or act as agent for or adviser or consultant to any person or entity who is (or is about to become) engaged in any business that competes with the Group in any state where the Group has an office or branch during the term of this Agreement and any contiguous state thereto.
6.02 Section 6.01 does not prohibit the Executive from purchasing, for investment purposes only, any stock or other corporate security that is listed on a national securities exchange or quoted in any national market system (except as otherwise provided in this Agreement), so long as such stock or other corporate security owned by the Executive does not represent more than one percent of the market value or voting power of the total stock or other corporate securities of that class.
6.03 The Executive is not obligated to comply with the prohibitions described in this article if the Corporation defaults in the payment of any severance compensation or benefits owed under this Agreement. This Section 6.03 does not however relieve the Corporation of its obligations to to pay severance compensation or other benefits owed under this Agreement. In the event Executive breaches the obligations contained under Article 6, the obligation to pay continuation of Base Salary and lump sum payments under Sections 5.03[e], 5.03[f], 5.05[e], 5.05[f], 5.07[a] and 5.07[b] terminates.
6.04 For a period of 24 full calendar months after the Executive’s employment terminates for any reason (or 12 full calendar months after termination pursuant to Section 5.07), he will not, on his own behalf or on behalf of any other person, partnership, association, corporation or other entity, solicit or in any manner attempt to influence or induce any employee of the Group, the Corporation or any Group Member to leave the Group’s, the Corporation’s or Group Member’s employment nor will he use or disclose to any person, partnership, association, corporation or other entity any information obtained while an employee of the Corporation concerning the names and addresses of the Group’s, the Corporation’s or any Group Member’s employees.
6.05 The Executive recognizes that he has access to and knowledge of certain confidential and proprietary information of the Group, the Corporation and Group Members that is essential to the performance of his duties under this Agreement. The Executive agrees that he will not, during or after the term of his employment by the Corporation, in whole or in part, disclose this information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, nor shall he make use of any such information for his own purposes.
6.06 The Parties recognize that the Corporation will have no adequate remedy at law for breach by the Executive of the restrictions imposed by this article and that the Group, the Corporation and one or more Group Members could suffer substantial and irreparable damage if the Executive breaches any of these restrictions. For this reason, the Executive agrees that, if the Executive breaches any of the restrictions imposed under this article, the Corporation, in addition to the right to seek monetary damages, may seek a temporary and/or permanent injunction to restrain any breach or threatened breach of these restrictions or a decree of specific performance, mandamus or other appropriate remedy to enforce compliance with the restrictions imposed under this article.
ARTICLE 7 INDEMNIFICATION
The Corporation will enter into an agreement to indemnify the Executive against any liability arising in connection with his employment under this Agreement. This agreement will be consistent with the Corporation’s generally applicable indemnification policy, a copy of which has been given to the Executive. The terms of the Corporation’s indemnification policy will survive the termination of the Executive’s employment for so long as the Executive may be subject to liability. In addition, the Corporation will provide for the Executive, directors and officers insurance coverage under its directors and officers insurance policy for claims made during the Executive’s employment and for a period of six years after termination of employment.
ARTICLE 8 ASSIGNMENT OF AGREEMENT
8.01 Except as specifically provided in this section, the Corporation may not assign this Agreement to any person or entity that is not a Group Member. However, this Agreement may and will be assigned or transferred to, and will be binding upon and inure to the benefit of, any successor of the Corporation, in which case this Agreement will be interpreted and applied by substituting that successor for the “Corporation” under the terms of this Agreement. For these purposes, “successor” means any person, firm, corporation or business entity which at any time, whether by merger, purchase or otherwise acquires all or substantially all of the assets or the business of the Corporation.
8.02 Because the services to be provided by the Executive to the Corporation under this Agreement are personal to him, the Executive may not assign the duties allocated to him under this Agreement to any other person or entity. However, this Agreement will inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, executors and administrators, successors, heirs, distributees, devisees, and legatees to the extent of any amounts payable to the Executive that are due to the Executive upon his death.
ARTICLE 9 DISPUTE RESOLUTION
9.01 Except as provided in the last sentence of this section, any disagreement arising under this Agreement that is not resolved by agreement between the parties, including the basis on which the Executive’s employment is terminated, will be resolved by arbitration in accordance with the rules of the American Arbitration Association. The award of the arbitrator will be final, conclusive and nonappealable and judgment upon the award rendered by the arbitrator may be entered in any court having competent jurisdiction. The arbitrator must be an arbitrator qualified to serve in accordance with the rules of the American Arbitration Association and one who is approved by the Corporation and the Executive. If the Executive and the Corporation fail to agree on an arbitrator, each must designate a person qualified to serve as an arbitrator in accordance with the rules of the American Arbitration Association and these persons will select the arbitrator from among those persons qualified to serve in accordance with the rules of the American Arbitration Association. Any arbitration relating to this Agreement will be held in Summit County, Ohio. In the event that Executive pursues arbitration to enforce any term of this Agreement and in the event that Executive prevails, Executive will be entitled to reasonable attorneys’ fees and interest on any award at prime rate (as published in the Wall Street Journal) from the date determined by the arbitrator that any payment should have been paid to the date it is actually paid. Regardless of the scope of this section, the Parties agree that nothing in this section prevents either Party from seeking injunctive or other equitable relief if there is a breach or threatened breach of any provision of this Agreement. Also, If otherwise due, payments not being contested under the procedures described in this paragraph will not be deferred during the pendency of procedures described in this paragraph.
9.02 The Corporation will bear the arbitrator’s fee and other costs associated with any arbitration, unless the arbitrator, acting under Federal Rule of Civil Procedure 54(b), elects to award these fees to the Corporation.
ARTICLE 10 MISCELLANEOUS
10.01 Any notices, consents, requests, demands, approvals or other communications to be given under this Agreement must be given in writing and must be sent by registered or certified mail, return receipt requested, to the Executive at the last address he has filed in writing with the Corporation or, in the case of the Corporation, to the lead Director of the Board at the Corporation’s principal offices.
10.02 This Agreement supersedes any prior agreements or understandings, oral or written, between the Parties, or between the Executive and the Corporation, with respect to the subject matter described in this Agreement and constitutes the entire agreement of the Parties with respect to any matter covered in this Agreement.
10.03 This Agreement may not be varied, altered, modified, canceled, changed or in any way amended except by written agreement of the Parties.
10.04 If any provision or portion of this Agreement is determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement will remain in full force and effect.
10.05 This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same Agreement.
10.06 The Corporation will withhold from any benefits payable under this Agreement all federal, state, city or other taxes as required by any applicable law or governmental regulation or ruling.
10.07 The Executive may designate one or more persons or entities as the primary and/or contingent beneficiaries of any amounts to be received under this Agreement that are unpaid when the Executive dies. This designation must be written and presented in a form acceptable to the Board or the Board’s designee, if appropriate, or in the form required by any affected benefit plan or program. Subject to any rules prescribed by the Board, its designee or the affected benefit plan or program, the Executive may make or change his designation at any time.
10.08 Failure to insist upon strict compliance with any of the terms, covenants or conditions described in this Agreement will not constitute a waiver of that or any other term, covenant or condition nor will any such failure constitute a waiver or relinquishment of the Party’s right to insist subsequently on strict compliance of the affected (and all other) terms, covenants or conditions of this Agreement.
10.09 In no event shall Executive be obligated to seek other employment or take any other action to mitigate the amounts payable to Executive under any of the provisions of this Agreement, nor shall the amount of any payment hereunder be reduced by any compensation earned as result of Executive’s employment by another employer, except that any continued welfare benefits provided for by Section 3.01[5] shall not duplicate any benefits that are provided to Executive and his family by such other employer and shall be secondary to any coverage provided by such other employer to the extent permitted by law.
10.10 The Corporation represents and warrants that the execution and performance of this Agreement by the Corporation is duly authorized, and that the Agreement, upon due execution and delivery by the Corporation, constitutes the legal, valid and binding obligation of the Corporation.
10.11 In the event of inconsistencies, the terms of this Agreement shall supercede and control over any conflicting language in the Change in Control Termination Agreement, the Displacement Agreement or any other agreement, plan, program or practice of the Corporation.
10.12 Facsimile signatures shall have the same legal effect as original signatures.
10.13 The Corporation shall pay Executive’s reasonable legal fees incurred in connection with the completion of this Agreement, not to exceed $10,000.
10.14 To the extent not preempted by federal law, the provisions of this Agreement will be construed and enforced in accordance with the laws of the state of Ohio.
10.15 Notwithstanding anything in this Agreement or elsewhere to the contrary:
[a] If payment or provision of any amount or other benefit that is “deferred compensation” subject to Section 409A of the Code at the time otherwise specified in this Agreement or elsewhere would subject such amount or benefit to additional tax pursuant to Section 409A(a)(1)(B) of the Code, and if payment or provision thereof at a later date would avoid any such additional tax, then the payment or provision thereof shall be postponed to the earliest date on which such amount or benefit can be paid or provided without incurring any such additional tax.
[b] If any payment or benefit permitted or required under this Agreement, or otherwise, is reasonably determined by either party to be subject for any reason to a material risk of additional tax pursuant to Section 409A(a)(1)(B) of the Code, then the parties shall promptly agree in good faith on appropriate provisions to avoid such risk without materially changing the economic value of this Agreement to either party. The Executive and the Corporation agree that this Agreement may be amended, by mutual agreement, without any further consideration to the Executive, to the extent needed to avoid penalties under Section 409A.
IN WITNESS WHEREOF, the Parties have executed this Agreement, as of May 15, 2006.

FIRSTMERIT CORPORATION

By:	/s/ Clifford J. Isroff	Date signed:	May 13, 2006

Clifford J. Isroff

Title:	Lead Director

EXECUTIVE

By:	/s/ Paul Greig	Date signed:	May 13, 2006

Paul Greig